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Exhibit 10.5

        [California Net Lease]

LEASE AGREEMENT

        THIS LEASE AGREEMENT is made this 27th day of March, 2003, between ProLogis, a Maryland real estate investment trust ("Landlord"), and the Tenant named below.

Tenant:	Ikanos Communications, a California corporation
Tenant's representative, address, and phone no.:	John W Luhtala Ikanos Communications 47709 Fremont Blvd. Fremont, CA 94538
Premises:	That portion of the Building, containing approximately 37,266 rentable square feet, as determined by Landlord, as shown on Exhibit A.
Project:	Bayside Corporate Center (based upon 310,311 rentable square feet in the Project)
Building:	Bayside Corporate Center, Building #6, 47669 Fremont Boulevard, Fremont, CA 94538 (based upon 37,266 rentable square feet in the Building)
Tenant's Proportionate Share of Project:	12.01%
Tenant's Proportionate Share of Building:	100%
Lease Term:
Beginning on the Commencement Date and ending on the last day of the 60th full calendar month thereafter, subject to the provisions of Addendum 2 and Addendum 3, and subject further to any termination rights as granted under the Lease with respect to an event of casualty or condemnation.
Commencement Date:	April 1, 2003, subject to the provisions of Paragraph 40 of this Lease
Initial Monthly Base Rent:	See Addendum 1
Initial Estimated Monthly Operating Expense Payments: (estimates only and subject to adjustment to actual costs and expenses according to the provisions of this Lease)	1. Utilities: 2. Common Area Charges: 3. Taxes: 4. Insurance: 5. Others:—mgmt fees	$ $ $ $	N/A 2,087.00 4,994.00 149.00 410.00
Initial Estimated Monthly Operating Expense Payments:	$7,640.00
Initial Monthly Base Rent and Operating Expense Payments:	$46,471.00
Security Deposit:	Cash in the amount of $44,141.00 and a Letter of Credit in the amount of $95,308, as provided in Paragraph 5 below.
Broker:	Laura O'Brien/Brad Werner—CB Richard Ellis, 226 Airport Parkway, Suite 150, San Jose, CA 95110
Addenda:	1. Base Rent Adjustments; 2. One Renewal Option at 95% of Market; 3. Cancellation Option
Exhibits:	A. Site Plan; B. Form of Letter of Credit; C. Sign Criteria; D. Floor Plan

        1.    Granting Clause.    In consideration of the obligation of Tenant to pay rent as herein provided and in consideration of the other terms, covenants, and conditions hereof, Landlord leases to Tenant, and Tenant takes from Landlord, the Premises, to have and to hold for the Lease Term, subject to the terms, covenants and conditions of this Lease.

        2.    Acceptance of Premises.    Tenant shall accept the Premises in its condition as of the Commencement Date, subject to all applicable laws, ordinances, regulations, covenants and restrictions and subject to Landlord's construction of the demising wall described hereunder. Except as otherwise set forth in this Lease, Landlord has made no representation or warranty as to the suitability of the Premises for the conduct of Tenant's business, and Tenant waives any implied warranty that the Premises are suitable for Tenant's intended purposes. Except as provided in this paragraph and Paragraph 10, in no event shall Landlord have any obligation for any defects in the Premises or any limitation on its use. The taking of possession of the Premises shall be conclusive evidence that Tenant accepts the Premises and that the Premises were in good condition at the time possession was taken except for items that are Landlord's responsibility (or for which Landlord has provided a representation or warranty) under this paragraph and/or Paragraph 10 as well, as any punchlist items agreed to in writing by Landlord and Tenant. Landlord acknowledges and covenants that as of the Commencement Date (i) the Building's HVAC, electrical, plumbing and other mechanical systems are in good working order and Landlord warrants such systems for a period of six (6) months from the Commencement Date, and (ii) the Premises are in compliance with applicable Legal Requirements. Further, Landlord shall cooperate with Tenant in Tenant's efforts to secure the Premises by Landlord providing a mutually acceptable secured divider between the Premises and the adjoining building, which such secured divider shall be in place no later than April 14, 2003, and thereafter, Landlord shall, at Landlord's sole cost and expense, construct a demising wall to separate the Premises from the adjoining building, which "permanent" demising wall shall be completed no later than one hundred and twenty (120) days following the Commencement Date, subject to Force Majeure events and Tenant-caused delays.

        3.    Use.    The Premises shall be used only for the purpose of light manufacturing and assembly, receiving, storing, shipping and selling (but limited to wholesale sales) products, materials and merchandise made and/or distributed by Tenant, for general office use by Tenant, and for such other lawful purposes as may be incidental thereto. Tenant shall not conduct or give notice of any auction, liquidation, or going out of business sale on the Premises. Tenant will use the Premises in a careful, safe and proper manner and will not commit waste, overload the floor or structure of the Premises or subject the Premises to use that would damage the Premises. Tenant shall not permit any objectionable or unpleasant odors, smoke, dust, gas, noise, or vibrations to emanate from the Premises, or take any other action that would constitute a nuisance or would disturb, unreasonably interfere with, or endanger Landlord or any tenants of the Project. Outside storage, including without limitation, storage of trucks and other vehicles, is prohibited without Landlord's prior written consent. Subject to Landlord's representation and warranty in Paragraph 2 hereof, Tenant, at its sole expense, shall use and occupy the Premises in compliance with all laws with respect to Tenant's particular use of the Premises, including, without limitation, the Americans With Disabilities Act, orders, judgments, ordinances, regulations, codes, directives, permits, licenses, covenants and restrictions (including, without limitation, any covenants, conditions and restrictions affecting the Project) now or hereafter applicable to such use of the Premises (collectively, "Legal Requirements"). The Premises shall not be used as a place of public accommodation under the Americans With Disabilities Act or similar state statutes or local ordinances or any regulations promulgated thereunder, all as may be amended from time to time. Tenant shall, at its expense, make any alterations or modifications, within or without the Premises, that are required by Legal Requirements related to Tenant's particular use of the Premises. Tenant will not use or permit the Premises to be used for any purpose or in any manner that would void Tenant's or Landlord's insurance, increase the insurance risk, or cause the disallowance of any sprinkler credits. If any increase in the cost of any insurance on the Premises or the Project is caused by Tenant's use or occupation of the Premises beyond that cost that would normally be incurred with respect to a tenant engaging in the uses permitted herein, or because Tenant vacates the Premises, then Tenant shall pay the amount of such increase to Landlord. Landlord and Tenant agree that Tenant shall have the right to occupy the Premises upon full execution of this Lease by both parties hereto and delivery by Tenant to Landlord of the insurance certificates required hereunder for the purpose of Tenant's preparation of the Premises for occupancy (including without limitation, commencement of any tenant improvements permitted by Landlord or this Lease). Any such occupation of the Premises by Tenant occurring prior to the Commencement Date shall be subject to the terms and conditions of this Lease, other than any obligation of Tenant to pay Base Rent or Operating Expenses as defined below.

        Notwithstanding anything contained herein to the contrary, in the event that Landlord receives notice from the applicable governing authority that the Premises are not in compliance with Legal Requirements existing on the Commencement Date and such non-compliance is not related to Tenant's specific use of the Premises, then Landlord shall make such modifications as may be required by order or directive of applicable governmental authority in order to bring the Building or the Premises into compliance with applicable laws as of the Commencement Date without cost or expense to Tenant and without including such cost or expense as an Operating Expense. Any modifications made by Landlord that are required by applicable laws or regulations that become effective after the Commencement Date or that are required as a result of the Tenant's specific use of the Premises shall be chargeable to Tenant in accordance with the provisions of this Lease.

        4.    Base Rent.    Tenant shall pay Base Rent in the amount set forth above. The third month's Base Rent, the Cash Security Deposit, and the first monthly installment of estimated Operating Expenses (as hereafter defined) shall be due and payable on the date hereof, and, except as otherwise set forth in this Lease, Tenant promises to pay to Landlord in advance, without demand, deduction or set-off, monthly installments of Base Rent on or before the first day of each calendar month succeeding the Commencement Date. Payments of Base Rent for any fractional calendar month shall be prorated. All payments required to be made by Tenant to Landlord hereunder (or to such other party as Landlord may from time to time specify in writing) shall be made by Electronic Fund Transfer ("EFT") of immediately available federal funds before 11:00 a.m., Eastern Time, at such place, within the continental United States, as Landlord may from time to time designate to Tenant in writing. Except as otherwise set forth herein, the obligation of Tenant to pay Base Rent and other sums to Landlord and the obligations of Landlord under this Lease are independent obligations. Tenant shall have no right at any time to abate, reduce, or set-off any rent due hereunder except as may be expressly provided in this Lease. If Tenant is delinquent in any monthly installment of Base Rent or of estimated Operating Expenses for more than 5 days, Tenant shall pay to Landlord on demand a late charge equal to 5 percent of such delinquent sum. The provision for such late charge shall be in addition to all of Landlord's other rights and remedies hereunder or at law and shall not be construed as a penalty.

        5.    Security Deposit.    The Security Deposit shall be held by Landlord as security for the performance of Tenant's obligations under this Lease. The Security Deposit is not an advance rental deposit or a measure of Landlord's damages in case of Tenant's default. Upon each occurrence of an Event of Default (hereinafter defined), Landlord may use all or part of the Security Deposit to pay delinquent payments due under this Lease, and the cost of any damage, injury, expense or liability caused by such Event of Default, without prejudice to any other remedy provided herein or provided by law. Tenant shall pay Landlord no later than ten (10) days following Landlord's demand the amount that will restore the Security Deposit to its original amount. Landlord's obligation respecting the Security Deposit is that of a debtor, not a trustee; no interest shall accrue thereon. The Security Deposit shall be the property of Landlord, but shall be paid to Tenant when Tenant's obligations under this Lease have been completely fulfilled. Landlord shall be released from any obligation with respect to the Security Deposit upon transfer of this Lease, the Security Deposit (or so much thereof as remains) and the Premises to a person or entity assuming Landlord's obligations under this Paragraph 5.

        Notwithstanding anything to the contrary in this Section 5, Landlord and Tenant acknowledge and agree that the existing Letter of Credit held by Landlord in the amount of $95,308 with respect to the Lease between Landlord and Tenant for space located at 47709 Fremont Boulevard, Fremont, CA ("Existing LOC") shall become a portion of the Security Deposit for this Lease within 30 days following the Commencement Date of this Lease; provided that Landlord agrees to first draw upon the cash portion of the Security Deposit hereunder before drawing upon the Letter of Credit. All renewals of the Existing LOC shall be in the form attached hereto as Exhibit B. All renewals of the Existing LOC shall provide that it does not expire until 60 days after the end of the Lease Term or, if it is for less than the full Lease Term, shall be renewed by Tenant at least 60 days prior to its expiration during the Lease Term. The Letter of Credit shall provide that it may be drawn down upon by Landlord at any time Landlord delivers its site draft to the bank. If Landlord sells or conveys the Premises, Tenant shall, at Landlord's request, cooperate in having the Letter of Credit transferred to the purchaser. If the Letter of Credit is ever drawn upon by Landlord pursuant to the terms of the Lease and this Paragraph, Tenant shall within ten (10) days thereafter cause the Letter of Credit to be restored to its original amount. Further, in the event Tenant fails to renew the Letter of Credit in accordance with the terms and conditions as set forth in this Paragraph, or in the event that Tenant shall commence any proceeding for relief, as defined in Paragraph 23(ii) of the Lease, an immediate Event of Default shall be deemed to have occurred, without the requirement of notice or opportunity to cure, in which case Landlord may immediately draw down on the Letter of Credit.

        6.    Operating Expense Payments.    During each month of the Lease Term, on the same date that Base Rent is due, Tenant shall pay Landlord an amount equal to 1/12 of the annual cost, as estimated by Landlord from time to time, of Tenant's Proportionate Share (hereinafter defined) of Operating Expenses for the Project. Payments thereof for any fractional calendar month shall be prorated. The term "Operating Expenses" means all costs and expenses incurred by Landlord with respect to the ownership, maintenance, and operation of the Project including, but not limited to costs of: Taxes (hereinafter defined) and fees payable to tax consultants and attorneys for consultation and contesting taxes; insurance; utilities; maintenance, repair and replacement of all portions of the Project, including without limitation, paving and parking areas, roads, roofs (including the roof membrane), alleys, and driveways, mowing, landscaping, exterior painting, utility lines, heating, ventilation and air conditioning systems, lighting, electrical systems and other mechanical and building systems; amounts paid to contractors and subcontractors for work or services performed in connection with any of the foregoing; charges or assessments of any association to which the Project is subject; property management fees payable to a property manager, including any affiliate of Landlord, not to exceed 3% of gross receipts; security services, if any; trash collection, sweeping and removal; and additions or alterations made by Landlord to the Project or the Building in order to comply with Legal Requirements enacted after the Commencement Date of this Lease (other than those expressly required herein to be made by Tenant), provided that the cost of additions or alterations that may be capitalized for federal income tax purposes in accordance with Generally Accepted Accounting Principles shall be amortized on a straight line basis over a period equal to the useful life thereof for federal income tax purposes. Operating Expenses do not include costs, expenses, depreciation or amortization for capital repairs and capital replacements required to be made by Landlord under Paragraph 10 of this Lease, debt service under mortgages or ground rent under ground leases, costs of restoration to the extent of net insurance proceeds received by Landlord with respect thereto, leasing commissions, or the costs of renovating space for tenants. Further, Operating Expenses shall not mean or include: (i) costs incurred in connection with the construction or remodeling of the Project or any other improvements now or hereafter located thereon, or correction of defects in design or construction; (ii) interest, principal, or other payments on account of any indebtedness that is secured by any encumbrance on any part of the Project, or rental or other payments under any ground lease, or any payments in the nature of returns on or of equity of any kind; (iii) costs of selling, syndicating, financing, mortgaging or hypothecating any part of or interest in the Project; (iv) taxes on the income of Landlord or Landlord's franchise taxes (unless any of said taxes are hereafter instituted by applicable taxing authorities in substitution for ad valorem real property taxes); (v) depreciation; (vi) Landlord's overhead costs, including equipment, supplies, accounting and legal fees, rent and other occupancy costs or any other costs associated with the operation or internal organization and function of Landlord as a business entity (but this provision does not prevent the payment of a management fee to Landlord as provided in this Paragraph 6); (vii) fees or other costs for professional services provided by space planners, architects, engineers, and other similar professional consultants, real estate commissions, and marketing and advertising expenses; (viii) costs of defending or prosecuting litigation with any party, unless a favorable judgment would reduce or avoid an increase in Operating Expenses, or unless the litigation is to enforce compliance with Rules and Regulations of the Project, or other standards or requirements for the general benefit of the tenants in the Project; (ix) costs incurred as a result of Landlord's violation of any lease, contract, law or ordinance, including fines and penalties; (x) late charges, interest or penalties of any kind for late or other improper payment of any public or private obligation, including ad valorem taxes; (xi) costs of removing Hazardous Materials or of correcting any other conditions in order to comply with any environmental law or ordinance (but this exclusion shall not constitute a release by Landlord of Tenant for any such costs for which Tenant is liable pursuant to Paragraph 30 of this Lease); (xii) costs for which Landlord is reimbursed from any other source; (xiii) costs related to any building or land not included in the Project, including any allocation of costs incurred on a shared basis, such as centralized accounting costs, unless the allocation is made on a reasonable and consistent basis that fairly reflects the share of costs actually attributable to the Project; (xiv) the part of any costs or other sum paid to any affiliate of Landlord that may exceed the fair market price or cost generally payable for substantially similar goods or services in the area of the Project; (xv) insurance deductibles, except to the extent arising from damage or injury caused by Tenant; or (xvi) costs incurred as a result of any violation of Legal Requirements by other tenants within the Project.

        Landlord shall provide Tenant within 90 days following the final day of the calendar year Landlord's itemized year-end common area maintenance reconciliation reports which reference and include all applicable Operating Expenses for such year. Upon Tenant's written request (which request must be made within 60 days following Tenant's receipt of Landlord's reconciliation report as described in the preceding sentence), Landlord shall provide photocopies of invoices of major expenditures, as well as other standard Landlord reports to substantiate such costs, for the expenses as provided in such reconciliation reports. If Tenant's total payments of Operating Expenses for any year are less than Tenant's Proportionate Share of actual Operating Expenses for such year, then Tenant shall pay the difference to Landlord within 30 days after demand, and if more, then Landlord shall retain such excess and credit it against Tenant's next payments. For purposes of calculating Tenant's Proportionate Share of Operating Expenses, a year shall mean a calendar year except the first year, which shall begin on the Commencement Date, and the last year, which shall end on the expiration of this Lease. With respect to Operating Expenses which Landlord allocates to the entire Project, Tenant's "Proportionate Share" shall be the percentage set forth on the first page of this Lease as Tenant's Proportionate Share of the Project as reasonably adjusted by Landlord in the future for changes in the physical size of the Premises or the Project; and, with respect to Operating Expenses which Landlord allocates only to the Building, Tenant's "Proportionate Share" shall be the percentage set forth on the first page of this Lease as Tenant's Proportionate Share of the Building as reasonably adjusted by Landlord in the future for changes in the physical size of the Premises or the Building. Landlord may equitably increase Tenant's Proportionate Share for any item of expense or cost reimbursable by Tenant that relates to a repair, replacement, or service that benefits only the Premises or only a portion of the Project or Building that includes the Premises or that varies with occupancy or use. The estimated Operating Expenses for the Premises set forth on the first page of this Lease are only estimates, and Landlord makes no guaranty or warranty that such estimates will be accurate.

        7.    Utilities.    Tenant shall pay for all water, gas, electricity, heat, light, power, telephone, sewer, sprinkler services, refuse and trash collection, and other utilities and services used on the Premises, all maintenance charges for utilities, and any storm sewer charges or other similar charges for utilities imposed by any governmental entity or utility provider, together with any taxes, penalties, surcharges or the like pertaining to Tenant's use of the Premises. All utilities shall be separately metered or charged directly to Tenant by the provider, except for water and sewer which shall be jointly metered. Tenant shall pay its share of all charges for jointly metered utilities based upon consumption, as reasonably determined by Landlord. No interruption or failure of utilities shall result in the termination of this Lease or the abatement of rent. Tenant agrees to limit use of water and sewer for normal restroom use.

        Notwithstanding anything to the contrary contained in Paragraph 7 of this Lease, if an interruption or cessation of utilities results from a cause within the Landlord's reasonable control and the Premises are not usable by Tenant for the conduct of Tenant's business as a result thereof, Base Rent and applicable Operating Expenses not actually incurred by Tenant shall be abated for the period which commences five (5) business days after the date Tenant gives to Landlord notice of such interruption until such utilities are restored.

        8.    Taxes.    Landlord shall pay all taxes, assessments and governmental charges (collectively referred to as "Taxes") that accrue against the Project during the Lease Term, which shall be included as part of the Operating Expenses charged to Tenant. Landlord may contest by appropriate legal proceedings the amount, validity, or application of any Taxes or liens thereof. All capital levies or other taxes assessed or imposed on Landlord upon the rents payable to Landlord under this Lease and any franchise tax, any excise, transaction, sales or privilege tax, assessment, levy or charge measured by or based, in whole or in part, upon such rents from the Premises and/or the Project or any portion thereof shall be paid by Tenant to Landlord monthly in estimated installments or upon demand, at the option of Landlord, as additional rent; provided, however, in no event shall Tenant be liable for any net income taxes imposed on Landlord unless such net income taxes are in substitution for any Taxes payable hereunder or any inheritance or estate taxes of Landlord. If any such tax or excise is levied or assessed directly against Tenant, then Tenant shall be responsible for and shall pay the same at such times and in such manner as the taxing authority shall require. Tenant shall be liable for all taxes levied or assessed against any personal property or fixtures placed in the Premises, whether levied or assessed against Landlord or Tenant.

        9.    Insurance.    Landlord shall maintain all risk property insurance covering the full replacement cost of the Building. Landlord may, but is not obligated to, maintain such other insurance and additional coverages as it may deem necessary, including, but not limited to, commercial liability insurance and rent loss insurance. All such insurance shall be included as part of the Operating Expenses charged to Tenant. The Project or Building may be included in a blanket policy (in which case the cost of such insurance allocable to the Project or Building will be determined by Landlord based upon the insurer's cost calculations). Tenant shall also reimburse Landlord for any increased premiums or additional insurance which Landlord reasonably deems necessary as a result of Tenant's use of the Premises in a manner different than the permitted use hereunder.

        Tenant, at its expense, shall maintain during the Lease Term: all risk property insurance covering the full replacement cost of all property and improvements installed or placed in the Premises by Tenant at Tenant's expense; worker's compensation insurance with no less than the minimum limits required by law; employer's liability insurance with such limits as required by law; and commercial liability insurance, with a minimum limit of $1,000,000 per occurrence and a minimum umbrella limit of $1,000,000, for a total minimum combined general liability and umbrella limit of $2,000,000 (together with such additional umbrella coverage as Landlord may reasonably require) for property damage, personal injuries, or deaths of persons occurring in or about the Premises. The commercial liability policies shall name Landlord as an additional insured, insure on an occurrence and not a claims-made basis, be issued by insurance companies which are reasonably acceptable to Landlord, not be cancelable unless 30 days' prior written notice shall have been given to Landlord, contain a hostile fire endorsement and a contractual liability endorsement and, except as provided in the waiver of subrogation language below, provide primary coverage to Landlord (any policy issued to Landlord providing duplicate or similar coverage shall be deemed excess over Tenant's policies). Such policies or certificates thereof shall be delivered to Landlord by Tenant upon commencement of the Lease Term and upon each renewal of said insurance.

        The all risk property insurance obtained by Landlord and Tenant shall include a waiver of subrogation by the insurers and all rights based upon an assignment from its insured, against Landlord or Tenant, their officers, directors, employees, managers, agents, invitees and contractors, in connection with any loss or damage thereby insured against. Notwithstanding anything to the contrary in this Lease, neither party hereto nor its officers, directors, employees, managers, agents, invitees or contractors shall be liable to the other for loss or damage caused by any risk coverable by all risk property insurance, and each party waives any claims against the other party, and its officers, directors, employees, managers, agents, invitees and contractors for such loss or damage regardless of the negligence or willful misconduct of the party so released. The failure of a party to insure its property shall not void this waiver. Landlord and its agents, employees and contractors shall not be liable for, and Tenant hereby waives all claims against such parties for, business interruption and business interruption losses occasioned thereby (such as lost profits and the like) sustained by Tenant or any person claiming through Tenant resulting from any accident or occurrence in or upon the Premises or the Project from any cause whatsoever, including without limitation, damage caused in whole or in part, directly or indirectly, by the negligence of Landlord or its agents, employees or contractors.

        10.    Landlord's Repairs.    Landlord shall maintain, at its expense, the structural soundness of the roof, foundation, exterior walls and interior load bearing walls of the Building, and all underground and subsurface utility piping in good repair, reasonable wear and tear and damages caused by Tenant, its agents and contractors not covered by the waiver of subrogation contained herein excluded. The term "walls" as used in this Paragraph 10 shall not include windows, glass or plate glass, doors or overhead doors, special store fronts, dock bumpers, dock plates or levelers, or office entries. Tenant shall promptly give Landlord written notice of any repair required by Landlord pursuant to this Paragraph 10, after which Landlord shall have a reasonable opportunity to repair.

        In the event of an emergency, Tenant shall have the right to make such temporary, emergency repairs (and only such temporary, emergency repairs) to the roof, foundation, exterior walls and interior load bearing walls of the Building as may be reasonably necessary to prevent material damage to Tenant's property at the Premises and/or personal injury to Tenant's employees at the Premises (provided Tenant first attempts to notify Landlord telephonically of such emergency and notifies Landlord of such circumstances in writing as soon as practicable thereafter). In such event, Landlord shall reimburse Tenant for the reasonable, out-of-pocket costs actually incurred by Tenant in making such repairs, up to but not to exceed $25,000. If Landlord fails to reimburse Tenant for the reasonable, out-of-pocket costs incurred by Tenant in making such repairs with respect to such emergency, within 30 days after demand therefor, accompanied by supporting evidence of the costs incurred by Tenant, then Tenant may bring an action for damages against Landlord to recover such costs, together with interest thereof at the rate provided for in Paragraph 37(j) of the Lease, and reasonable attorney's fees incurred by Tenant in bringing such action for damages. In no event, however, shall Tenant have a right to terminate the Lease.

        Landlord, at Tenant's expense as provided in Paragraph 6, shall maintain in good repair and condition the parking areas and other common areas of the Building, including, but not limited to driveways, alleys, landscape and grounds surrounding the Premises.

        11.    Tenant's Repairs.    Subject to Landlord's obligation in Paragraph 10 and subject to Paragraphs 9 and 15, Tenant, at its expense, shall repair, replace and maintain in good condition all portions of the Premises and all areas, improvements and systems exclusively serving the Premises including, without limitation, dock and loading areas, truck doors, plumbing, water and sewer lines up to points of common connection, fire sprinklers and fire protection systems, entries, doors, ceilings, windows, interior walls, and the interior side of demising walls, and heating, ventilation and air conditioning systems. Such repair and replacements include capital expenditures and repairs whose benefit may extend beyond the Term, and such capital expenditures and repairs shall be amortized in accordance with the Formula (defined hereafter) over the remainder of the Lease Term, without regard to any extension or renewal option not then exercised. The "Formula" shall mean that number, the numerator of which shall be the number of months of the Lease Term remaining after the replacement of any such capital expenditures, and the denominator of which shall be the maximum amortization period (in months) allowable for determining depreciation of such capital expenditures for federal income tax purposes. Landlord shall pay for such capital expenditures and repairs and Tenant shall reimburse Landlord for its amortized share of same (determined as hereinabove set forth) in equal monthly installments in the same manner as the payment by Tenant to Landlord of the Operating Expenses. Heating, ventilation and air conditioning systems and other mechanical and building systems serving the Premises shall be maintained at Tenant's expense pursuant to maintenance service contracts entered into by Tenant or, if not done so by Tenant, by Landlord. The scope of services and contractors under such maintenance contracts shall be reasonably approved by Landlord. At Landlord's request, Tenant shall enter into a joint maintenance agreement with any railroad that services the Premises. If Tenant fails to perform any repair or replacement for which it is responsible, Landlord may perform such work and be reimbursed by Tenant within 10 days after demand therefor. Subject to Paragraphs 9 and 15, Tenant shall bear the full cost of any repair or replacement to any part of the Building or Project that results from damage caused by Tenant, its agents, contractors, or invitees and any repair that benefits only the Premises.

        12.    Tenant-Made Alterations and Trade Fixtures.    Any alterations, additions, or improvements made by or on behalf of Tenant to the Premises ("Tenant-Made Alterations") in excess of $10,000 shall be subject to Landlord's prior written consent, which consent shall not be unreasonably withheld or delayed, provided that such alteration does not materially affect the structure or the roof of the Building, modify the exterior of the Building, or modify the utility systems of the Project, in which case such alteration (regardless of cost) shall be subject to Landlord's written consent, which such consent shall be either approved or rejected by Landlord in Landlord's sole discretion. Tenant shall cause, at its expense, all Tenant-Made Alterations to comply with insurance requirements and with Legal Requirements and shall construct at its expense any alteration or modification required by Legal Requirements as a result of any Tenant-Made Alterations. All Tenant-Made Alterations shall be constructed in a good and workmanlike manner by contractors reasonably acceptable to Landlord and only good grades of materials shall be used. All plans and specifications for any Tenant-Made Alterations shall be submitted to Landlord for its approval. Landlord may monitor construction of the Tenant-Made Alterations. Tenant shall reimburse Landlord for its reasonable costs in reviewing plans and specifications and in monitoring construction; provided, however, any construction management fee charged by Landlord for such purposes shall not exceed five percent (5%) of the cost of such Tenant-Made Alteration. Landlord's right to review plans and specifications and to monitor construction shall be solely for its own benefit, and Landlord shall have no duty to see that such plans and specifications or construction comply with applicable laws, codes, rules and regulations. Tenant shall provide Landlord with the identities and mailing addresses of all persons performing work or supplying materials, prior to beginning such construction, and Landlord may post on and about the Premises notices of non-responsibility pursuant to applicable law. Tenant shall furnish security or make other arrangements satisfactory to Landlord to assure payment for the completion of all work free and clear of liens and shall provide certificates of insurance for worker's compensation and other coverage in amounts and from an insurance company satisfactory to Landlord protecting Landlord against liability for personal injury or property damage during construction. Upon completion of any Tenant-Made Alterations, Tenant shall deliver to Landlord sworn statements setting forth the names of all contractors and subcontractors who did work on the Tenant-Made Alterations and final lien waivers from all such contractors and subcontractors. Upon surrender of the Premises, all Tenant-Made Alterations and any leasehold improvements constructed by Landlord or Tenant shall remain on the Premises as Landlord's property, except to the extent Landlord requires removal at Tenant's expense of any such items or Landlord and Tenant have otherwise agreed in writing in connection with Landlord's consent to any Tenant-Made Alterations. Tenant shall repair any damage caused by such removal.

        Notwithstanding anything contained herein to the contrary, Landlord shall contribute up to a maximum amount of $2.00 p.s.f. (the "TI Allowance"), minus any amounts used as part of the Furniture Allowance as described below, toward the initial Tenant-Made Alterations to the Premises related to the lighting, electrical, mechanical or HVAC systems, painting and carpeting or demolition and construction of walls subject to the other terms and conditions of this Paragraph 12, which such payment shall be made by Landlord to Tenant within 30 days following (i) completion of the initial Tenant-Made Alterations, (ii) Landlord's receipt of Tenant's invoice substantiating the costs related thereto, (iii) Landlord's receipt of final lien waivers from all contractors and subcontractors who did work on the initial Tenant-Made Alterations, and (iv) Landlord's receipt of a copy of the final permit approved by the applicable governing authority to the extent required for such Tenant-Made Alterations. Landlord shall be under no obligation to pay for any Tenant-Made Alterations to the Premises in excess of the TI Allowance. Further, such TI Allowance shall only be available for Tenant's use through December 31, 2003, and Tenant hereby waives any and all rights to any unused portion of the TI Allowance remaining as of January 1, 2004. Further, Landlord shall collect a construction management fee in an amount equal to 5% of the actual construction costs in connection with the initial Tenant-Made Alterations (the "Construction Management Fee"), payable by Tenant within 30 days following receipt of Landlord's invoice from time to time throughout the period of construction of the Initial Tenant-Made Alterations. Tenant shall be under no obligation to pay for any costs incurred by Landlord with respect to such construction of the Initial Tenant-Made Alterations in excess of the Construction Management Fee.

        Further, Landlord shall contribute up to a maximum amount of $1.00 p.s.f. (the "Furniture Allowance") toward Tenant's purchase of furniture to be located within the Premises, which such payment shall be made by Landlord to Tenant within 30 days following Landlord's receipt of Tenant's invoice substantiating such costs and Landlord's receipt of a copy of the receipt for such furniture evidencing Tenant's purchase thereof. Landlord shall be under no obligation to pay for any furniture of Tenant in excess of the Furniture Allowance. Further, such Furniture Allowance shall only be available for Tenant's use through December 31, 2003, and Tenant hereby waives any and all rights to any unused portion of the Furniture Allowance remaining as of January 1, 2004.

        Tenant, at its own cost and expense and without Landlord's prior approval, may erect such shelves, bins, machinery and trade fixtures (collectively "Trade Fixtures") in the ordinary course of its business provided that such items do not alter the basic character of the Premises, do not overload or damage the Premises, and may be removed without injury to the Premises, and the construction, erection, and installation thereof complies with all Legal Requirements and with Landlord's requirements set forth above. Tenant shall remove its Trade Fixtures and shall repair any damage caused by such removal.

        13.    Signs.    Tenant shall not make any changes to the exterior of the Premises, install any exterior lights, decorations, balloons, flags, pennants, banners, or painting, or erect or install any signs, windows or door lettering, placards, decorations, or advertising media of any type which can be viewed from the exterior of the Premises, without Landlord's prior written consent, which consent shall not be unreasonably withheld or delayed. Upon surrender or vacation of the Premises, Tenant shall have removed all signs and repair, paint, and/or replace the building facia surface to which its signs are attached. Tenant shall obtain all applicable governmental permits and approvals for sign and exterior treatments. All signs, decorations, advertising media, blinds, draperies and other window treatment or bars or other security installations visible from outside the Premises shall be subject to Landlord's approval and conform in all respects to Landlord's requirements. Tenant may, at its sole cost and expense, place its name on the two (2) existing monument signs as more fully described on Exhibit A, subject to Landlord's prior approval of Tenant's plans and specifications related to such signage and subject to Landlord's standard sign specifications for the Project.

        14.    Parking.    Tenant shall be entitled to park in those areas as designated on Exhibit A and shall be entitled to park in common with other tenants of the Project in those areas designated for nonreserved parking. Landlord may allocate parking spaces among Tenant and other tenants in the Project if Landlord determines that such parking facilities are becoming crowded. Landlord shall not be responsible for enforcing Tenant's parking rights against any third parties, but shall reasonably cooperate with Tenant in carrying out such enforcement.

        15.    Restoration.    If at any time during the Lease Term the Premises are damaged by a fire or other casualty, Landlord shall notify Tenant within 45 days after such damage as to the amount of time Landlord reasonably estimates it will take to restore the Premises. If the restoration time is estimated to exceed 6 months (or actually does exceed 6 months, subject to Force Majeure events and Tenant-caused delays), Tenant may elect to terminate this Lease upon notice to Landlord given no later than 30 days after Landlord's notice. If Tenant does not elect to terminate this Lease as permitted hereunder, then, Landlord shall promptly restore the Premises excluding Tenant's Tenant-Made Alterations, Trade Fixtures and/or personal property, subject to delays arising from the collection of insurance proceeds or from Force Majeure events. Tenant at Tenant's expense shall promptly perform, subject to delays arising from the collection of insurance proceeds, or from Force Majeure events, all repairs or restoration to Tenant's Tenant-Made Alterations, Trade Fixtures and/or personal property and shall promptly re-enter the Premises and commence doing business in accordance with this Lease. Notwithstanding the foregoing, either party may terminate this Lease if the Premises are damaged during the last year of the Lease Term and Landlord reasonably estimates that it will take more than one month to repair such damage. Base Rent and Operating Expenses shall be abated for the period of repair and restoration in the proportion which the area of the Premises, if any, which is not usable by Tenant bears to the total area of the Premises. Such abatement shall be the sole remedy of Tenant, and except as provided herein, Tenant waives any right to terminate the Lease by reason of damage or casualty loss.

        16.    Condemnation.    If any part of the Premises or the Project should be taken for any public or quasi-public use under governmental law, ordinance, or regulation, or by right of eminent domain, or by private purchase in lieu thereof (a "Taking" or "Taken"), and the Taking would prevent or materially interfere with Tenant's use of the Premises or in Landlord's judgment would materially interfere with or impair its ownership or operation of the Project, then upon written notice by Landlord or Tenant to the other this Lease shall terminate and Base Rent shall be apportioned as of said date. If part of the Premises shall be Taken, and this Lease is not terminated as provided above, the Base Rent payable hereunder during the unexpired Lease Term shall be reduced to such extent as may be fair and reasonable under the circumstances. In the event of any such Taking, Landlord shall be entitled to receive the entire price or award from any such Taking without any payment to Tenant. Tenant shall have the right, to the extent that same shall not diminish Landlord's award, to make a separate claim against the condemning authority (but not Landlord) for such compensation as may be separately awarded or recoverable by Tenant.

        17.    Assignment and Subletting.    Without Landlord's prior written consent, which Landlord shall not unreasonably withhold or delay, Tenant shall not assign this Lease or sublease the Premises or any part thereof or mortgage, pledge, or hypothecate its leasehold interest or grant any concession or license within the Premises and any attempt to do any of the foregoing shall be void and of no effect. In the event that Landlord fails to provide its consent of such assignment or sublet within 30 days following Tenant's request thereof, then Landlord's consent shall be deemed denied for purposes hereunder. For purposes of this paragraph, a transfer of 50% or more of the ownership interests controlling Tenant shall be deemed an assignment of this Lease unless such ownership interests are publicly traded. Notwithstanding the above, Tenant may assign or sublet the Premises, or any part thereof, to any entity controlling Tenant, controlled by Tenant or under common control with Tenant (a "Tenant Affiliate"), without the prior written consent of Landlord. Tenant shall reimburse Landlord for all of Landlord's reasonable out-of-pocket expenses in connection with any assignment or sublease, not to exceed $2,000 per event of assignment or subletting. Upon Landlord's receipt of Tenant's written notice of a desire to assign or sublet substantially all of the Premises for substantially all of the remaining Lease Term (excluding any transfer permitted to be done without Landlord's consent in this Paragraph 17, and further excluding any transfer of ownership interests as set forth above which is deemed to be an assignment hereunder), Landlord may, by giving written notice to Tenant within 30 days after receipt of Tenant's notice, terminate this Lease with respect to the space described in Tenant's notice, as of the date specified in Tenant's notice for the commencement of the proposed assignment or sublease. If Landlord so terminates the Lease, Landlord may enter into a lease directly with the proposed sublessee or assignee. Tenant may withdraw its notice to sublease or assign by notifying Landlord within 10 days after Landlord has given Tenant notice of such termination, in which case the Lease shall not terminate but shall continue.

        Notwithstanding anything contained herein to the contrary, provided no Event of Default has occurred and is continuing under this Lease beyond any applicable cure period, upon 10 days prior written notice to Landlord, Tenant may, without Landlord's prior written consent, assign this Lease to an entity into which Tenant is merged or consolidated or to an entity to which substantially all of Tenant's assets are transferred, provided (x) such merger, consolidation, or transfer of assets is for a good business purpose and not principally for the purpose of transferring Tenant's leasehold estate, and (y) the assignee or successor entity has a net worth at least equal to the net worth of Tenant immediately prior to such merger, consolidation, or transfer (collectively, a "Permitted Transfer").

        It shall be reasonable for the Landlord to withhold its consent to any assignment or sublease in any of the following instances: (i) an Event of Default has occurred and is continuing beyond any applicable cure period that would not be cured upon the proposed sublease or assignment; (ii) the assignee or sublessee does not have a net worth calculated according to generally accepted accounting principles at least equal to the greater of the net worth of Tenant immediately prior to such assignment or sublease or the net worth of the Tenant at the time it executed the Lease; (iii) the intended use of the Premises by the assignee or sublessee is not a permitted use hereunder; (iv) the intended use of the Premises by the assignee or sublessee would materially increase the pedestrian or vehicular traffic to the Premises or the Project; (v) occupancy of the Premises by the assignee or sublessee would, in Landlord's opinion, violate an agreement binding upon Landlord or the Project with regard to the identity of tenants, usage in the Project, or similar matters; (vi) the identity or business reputation of the assignee or sublessee will, in the good faith judgment of Landlord, tend to damage the goodwill or reputation of the Project; (vii) the assignment or sublet is to another tenant in the Project and is at rates which are below those charged by Landlord for comparable space in the Project; (viii) in the case of a sublease, the subtenant has not acknowledged that the sublease is subject to all of the terms and conditions of the Lease; or (ix) the proposed assignee or sublessee is a governmental agency. Tenant and Landlord acknowledge that each of the foregoing criteria are reasonable as of the date of execution of this Lease. The foregoing criteria shall not exclude any other reasonable basis for Landlord to refuse its consent to such assignment or sublease. Any approved assignment or sublease shall be expressly subject to the terms and conditions of this Lease. Tenant shall provide to Landlord all information concerning the assignee or sublessee as Landlord may request.

        Notwithstanding any assignment or subletting, Tenant and any guarantor or surety of Tenant's obligations under this Lease shall at all times remain fully responsible and liable for the payment of the rent and for compliance with all of Tenant's other obligations under this Lease (regardless of whether Landlord's approval has been obtained for any such assignments or sublettings). In the event that the rent due and payable by a sublessee or assignee (or a combination of the rental payable under such sublease or assignment plus any bonus received in lieu of rent therefor or incident thereto) exceeds the rental payable under this Lease, except as the same relates to a Tenant Affiliate or a Permitted Transfer or any transfer of ownership interests as set forth above which is deemed to be an assignment hereunder, then Tenant shall be bound and obligated to pay Landlord as additional rent hereunder 50% of all such excess rental actually received by Tenant within 10 days following receipt thereof by Tenant, after deducting standard tenant improvements, reasonable brokerage fees, and reasonable attorney's fees.

        If this Lease be assigned or if the Premises be subleased (whether in whole or in part) or in the event of the mortgage, pledge, or hypothecation of Tenant's leasehold interest or grant of any concession or license within the Premises or if the Premises be occupied in whole or in part by anyone other than Tenant, then upon a default by Tenant hereunder beyond any applicable cure period, Landlord may collect rent from the assignee, sublessee, mortgagee, pledgee, party to whom the leasehold interest was hypothecated, concessionee or licensee or other occupant and, except to the extent set forth in the preceding paragraph, apply the amount collected to the next rent payable hereunder; and all such rentals collected by Tenant shall be held in trust for Landlord and immediately forwarded to Landlord. No such transaction or collection of rent or application thereof by Landlord, however, shall be deemed a waiver of these provisions or a release of Tenant from the further performance by Tenant of its covenants, duties, or obligations hereunder.

        18.    Indemnification.    Except for the negligence of Landlord, its agents, employees or contractors, and to the extent permitted by law, Tenant agrees to indemnify, defend and hold harmless Landlord, and Landlord's agents, employees and contractors, from and against any and all losses, liabilities, damages, costs and expenses (including attorneys' fees) resulting from claims by third parties for injuries to any person and damage to or theft or misappropriation or loss of property occurring in or about the Project and arising from the use and occupancy of the Premises or from any activity, work, or thing done, permitted or suffered by Tenant in or about the Premises or due to any other act or omission of Tenant, its subtenants, assignees, invitees, employees, contractors and agents. The furnishing of insurance required hereunder shall not be deemed to limit Tenant's obligations under this Paragraph 18.

        19.    Inspection and Access.    Landlord and its agents, representatives, and contractors may enter the Premises at any reasonable time to inspect the Premises and to make such repairs as may be required or permitted pursuant to this Lease and for any other business purpose upon 24 hour advance notice (except in case of emergency, where no such notice shall be required). In any entry of the Premises, Landlord and Landlord's representatives shall not unreasonably or materially interfere with Tenant's operations in the Premises and shall abide by Tenant's reasonable security and health and safety requirements. Landlord and Landlord's representatives may enter the Premises during business hours for the purpose of showing the Premises to prospective purchasers and, during the last year of the Lease Term, to prospective tenants. Landlord may erect a suitable sign on the Premises stating the Premises are available to let or that the Project is available for sale. Landlord may grant easements, make public dedications, designate common areas and create restrictions on or about the Premises, provided that no such easement, dedication, designation or restriction materially interferes with Tenant's use or occupancy of the Premises. At Landlord's request, Tenant shall execute such instruments as may be necessary for such easements, dedications or restrictions.

        20.    Quiet Enjoyment.    If Tenant shall perform all of the covenants and agreements herein required to be performed by Tenant, Tenant shall, subject to the terms of this Lease, at all times during the Lease Term, have peaceful and quiet enjoyment of the Premises against any person claiming by, through or under Landlord.

        21.    Surrender.    Upon termination of the Lease Term or earlier termination of Tenant's right of possession, Tenant shall surrender the Premises to Landlord in the same condition as received, broom clean, ordinary wear and tear and casualty loss and condemnation covered by Paragraphs 15 and 16, and Hazardous Materials that are not Tenant Contamination excepted. Any Trade Fixtures, Tenant-Made Alterations and property not so removed by Tenant as permitted or required herein shall be deemed abandoned and may be stored, removed, and disposed of by Landlord at Tenant's expense, and Tenant waives all claims against Landlord for any damages resulting from Landlord's retention and disposition of such property. All obligations of Tenant hereunder not fully performed as of the termination of the Lease Term shall survive the termination of the Lease Term, including without limitation, indemnity obligations, payment obligations with respect to Operating Expenses and obligations concerning the condition and repair of the Premises.

        22.    Holding Over.    If Tenant retains possession of the Premises after the termination of the Lease Term, unless otherwise agreed in writing, such possession shall be subject to immediate termination by Landlord at any time, and all of the other terms and provisions of this Lease (excluding any expansion or renewal option or other similar right or option) shall be applicable during such holdover period, except that Tenant shall pay Landlord from time to time, upon demand, as Base Rent for the holdover period, an amount equal to 150% of the Base Rent in effect on the termination date, computed on a monthly basis for each month or part thereof during such holding over. All other payments shall continue under the terms of this Lease. In addition, Tenant shall be liable for all damages incurred by Landlord as a result of such holding over. No holding over by Tenant, whether with or without consent of Landlord, shall operate to extend this Lease except as otherwise expressly provided, and this Paragraph 22 shall not be construed as consent for Tenant to retain possession of the Premises.

        23.    Events of Default.    Each of the following events shall be an event of default ("Event of Default") by Tenant under this Lease:

            (i)  Tenant shall fail to pay any installment of Base Rent or any other payment required herein when due, and such failure shall continue for a period of 5 days after written notice from Landlord to Tenant that such payment was due; provided, however, that Landlord shall not be obligated to provide written notice of such failure more than 2 times in any consecutive 12-month period, and the failure of Tenant to pay any third or subsequent installment of Base Rent or any other payment required herein when due in any consecutive 12-month period shall constitute an Event of Default by Tenant under this Lease without the requirement of notice or opportunity to cure, and provided, further however, that any such notice shall be in lieu of, and not in addition to, any notice required under California Code of Civil Procedure Section 1161 and 1161(a) as amended.

           (ii)  Tenant or any guarantor or surety of Tenant's obligations hereunder shall (A) make a general assignment for the benefit of creditors; (B) commence any case, proceeding or other action seeking to have an order for relief entered on its behalf as a debtor or to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, liquidation, dissolution or composition of it or its debts or seeking appointment of a receiver, trustee, custodian or other similar official for it or for all or of any substantial part of its property (collectively a "proceeding for relief"); (C) become the subject of any proceeding for relief which is not dismissed within 60 days of its filing or entry; or (D) die or suffer a legal disability (if Tenant, guarantor, or surety is an individual) or be dissolved or otherwise fail to maintain its legal existence (if Tenant, guarantor or surety is a corporation, partnership or other entity).

          (iii)  Any insurance required to be maintained by Tenant pursuant to this Lease shall be cancelled or terminated or shall expire or shall be reduced or materially and adversely changed, except, in each case, as permitted in this Lease.

          (iv)  Tenant shall not occupy or shall vacate the Premises or shall fail to continuously operate its business at the Premises for the permitted use set forth herein, whether or not Tenant is in monetary or other default under this Lease. Tenant's vacating of the Premises shall not constitute an Event of Default if, prior to vacating the Premises, Tenant has made arrangements reasonably acceptable to Landlord to (a) insure that Tenant's insurance for the Premises will not be voided or cancelled with respect to the Premises as a result of such vacancy, (b) insure that the Premises are secured and not subject to vandalism, and (c) insure that the Premises will be properly maintained after such vacation. Tenant shall inspect the Premises at least once each month and report monthly in writing to Landlord on the condition of the Premises.

           (v)  Tenant shall attempt or there shall occur any assignment, subleasing or other transfer of Tenant's interest in or with respect to this Lease except as otherwise permitted in this Lease.

          (vi)  Tenant shall fail to discharge any lien placed upon the Premises in violation of this Lease within 30 days after any such lien or encumbrance is filed against the Premises.

         (vii)  Tenant shall fail to comply with any provision of this Lease other than those specifically referred to in this Paragraph 23, and except as otherwise expressly provided herein, such default shall continue for more than 30 days after Landlord shall have given Tenant written notice of such default; provided, however, that in the event that such default cannot reasonably be cured within such 30 day period, Tenant shall not be in default hereunder so long as Tenant commences to cure such default within such thirty day period and diligently prosecutes it to completion, and subject to Paragraph 33 hereof, completes such cure within 90 days.

        24.    Landlord's Remedies.    Upon each occurrence of an Event of Default and so long as such Event of Default shall be continuing, Landlord may at any time thereafter at its election: terminate this Lease or Tenant's right of possession, (but Tenant shall remain liable as hereinafter provided) and/or pursue any other remedies at law or in equity. Upon the termination of this Lease or termination of Tenant's right of possession, it shall be lawful for Landlord, without formal demand or notice of any kind, to re-enter the Premises by summary dispossession proceedings or any other action or proceeding authorized by law and to remove Tenant and all persons and property therefrom. If Landlord re-enters the Premises, Landlord shall have the right to keep in place and use, or remove and store, all of the furniture, fixtures and equipment at the Premises.

        Except as otherwise provided in the next paragraph, if Tenant breaches this Lease and abandons the Premises prior to the end of the term hereof, or if Tenant's right to possession is terminated by Landlord because of an Event of Default by Tenant under this Lease, this Lease shall terminate. Upon such termination, Landlord may recover from Tenant the following, as provided in Section 1951.2 of the Civil Code of California: (i) the worth at the time of award of the unpaid Base Rent and other charges under this Lease that had been earned at the time of termination; (ii) the worth at the time of award of the amount by which the reasonable value of the unpaid Base Rent and other charges under this Lease which would have been earned after termination until the time of award exceeds the amount of such rental loss that Tenant proves could have been reasonably avoided; (iii) the worth at the time of the award by which the reasonable value of the unpaid Base Rent and other charges under this Lease for the balance of the term of this Lease after the time of award exceeds the amount of such rental loss that Tenant proves could have been reasonably avoided; and (iv) any other amount necessary to compensate Landlord for all the detriment proximately caused by Tenant's failure to perform its obligations under this Lease or that in the ordinary course of things would be likely to result therefrom. As used herein, the following terms are defined: (a) the "worth at the time of award" of the amounts referred to in Sections (i) and (ii) is computed by allowing interest at the lesser of 12 percent per annum or the maximum lawful rate. The "worth at the time of award" of the amount referred to in Section (iii) is computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award plus one percent; (b) the "time of award" as used in clauses (i), (ii), and (iii) above is the date on which judgment is entered by a court of competent jurisdiction; (c) The "reasonable value" of the amount referred to in clause (ii) above is computed by determining the mathematical product of (1) the "reasonable annual rental value" (as defined herein) and (2) the number of years, including fractional parts thereof, between the date of termination and the time of award. The "reasonable value" of the amount referred to in clause (iii) is computed by determining the mathematical product of (1) the annual Base Rent and other charges under this Lease and (2) the number of years including fractional parts thereof remaining in the balance of the term of this Lease after the time of award.

        Even though Tenant has breached this Lease and abandoned the Premises, this Lease shall continue in effect for so long as Landlord does not terminate Tenant's right to possession, and Landlord may enforce all its rights and remedies under this Lease, including the right to recover rent as it becomes due. This remedy is intended to be the remedy described in California Civil Code Section 1951.4 and the following provision from such Civil Code Section is hereby repeated: "The Lessor has the remedy described in California Civil Code Section 1951.4 (lessor may continue lease in effect after lessee's breach and abandonment and recover rent as it becomes due, if lessee has right to sublet or assign, subject only to reasonable limitations)." Any such payments due Landlord shall be made upon demand therefor from time to time and Tenant agrees that Landlord may file suit to recover any sums falling due from time to time. Notwithstanding any such reletting without termination, Landlord may at any time thereafter elect in writing to terminate this Lease for such previous breach.

        Exercise by Landlord of any one or more remedies hereunder granted or otherwise available shall not be deemed to be an acceptance of surrender of the Premises and/or a termination of this Lease by Landlord, whether by agreement or by operation of law, it being understood that such surrender and/or termination can be effected only by the written agreement of Landlord and Tenant. Any law, usage, or custom to the contrary notwithstanding, Landlord shall have the right at all times to enforce the provisions of this Lease in strict accordance with the terms hereof; and the failure of Landlord at any time to enforce its rights under this Lease strictly in accordance with same shall not be construed as having created a custom in any way or manner contrary to the specific terms, provisions, and covenants of this Lease or as having modified the same. Tenant and Landlord further agree that forbearance or waiver by Landlord to enforce its rights pursuant to this Lease or at law or in equity, shall not be a waiver of Landlord's right to enforce one or more of its rights in connection with any subsequent default. A receipt by Landlord of rent or other payment with knowledge of the breach of any covenant hereof shall not be deemed a waiver of such breach, and no waiver by Landlord of any provision of this Lease shall be deemed to have been made unless expressed in writing and signed by Landlord. The terms "enter," "re-enter," "entry" or "re-entry," as used in this Lease, are not restricted to their technical legal meanings. Any reletting of the Premises shall be on such terms and conditions as Landlord in its sole discretion may determine (including without limitation a term different than the remaining Lease Term, rental concessions, alterations and repair of the Premises, lease of less than the entire Premises to any tenant and leasing any or all other portions of the Project before reletting the Premises). Landlord shall not be liable, nor shall Tenant's obligations hereunder be diminished because of, Landlord's failure to relet the Premises or collect rent due in respect of such reletting, provided that Landlord has made commercially reasonable efforts to relet the Premises and otherwise mitigate its damages; provided, however, (a) Landlord shall not be obligated to accept any tenant proposed by Tenant, (b) Landlord shall have the right to lease any other space controlled by Landlord first, and (c) any proposed tenant shall meet all of Landlord's leasing criteria.

        25.    Tenant's Remedies/Limitation of Liability.    Landlord shall not be in default hereunder unless Landlord fails to perform any of its obligations hereunder within 30 days after written notice from Tenant specifying such failure (unless such performance will, due to the nature of the obligation, require a period of time in excess of 30 days, then after such period of time as is reasonably necessary so long as Landlord is continuously and diligently pursuing a cure). If such default by Landlord shall occur, Tenant may pursue any legal or equitable remedy for which it is entitled. All obligations of Landlord hereunder shall be construed as covenants, not conditions; and, except as may be otherwise expressly provided in this Lease, Tenant may not terminate this Lease for breach of Landlord's obligations hereunder. All obligations of Landlord under this Lease will be binding upon Landlord only during the period of its ownership of the Premises and not thereafter so long as any successor to Landlord has assumed Landlord's obligations in writing. The term "Landlord" in this Lease shall mean only the owner, for the time being of the Premises, and in the event of the transfer by such owner of its interest in the Premises, such owner shall thereupon be released and discharged from all obligations of Landlord thereafter accruing, but such obligations shall be binding during the Lease Term upon each new owner for the duration of such owner's ownership. Any liability of Landlord under this Lease shall be limited solely to its interest in the Project, and in no event shall any personal liability be asserted against Landlord in connection with this Lease nor shall any recourse be had to any other property or assets of Landlord. Landlord's interest in the Project shall be deemed to include: (i) the rents or other income from the Project received by Landlord after Tenant obtains a final judgment against Landlord, (ii) the net proceeds received by Landlord from the sale or other disposition of all or any part of Landlord's right, title and interest in the Project after Tenant obtains a final judgment against Landlord, (iii) the net proceeds received by Landlord from any condemnation or conveyance in lieu of condemnation of all or any portion of the Project after Tenant obtains a final judgment against Landlord, and (iv) the net proceeds of insurance received by Landlord from any casualty loss of all or any portion of the Project after Tenant obtains a final judgment against Landlord.

        26.    Waiver of Jury Trial.    TENANT AND LANDLORD WAIVE ANY RIGHT TO TRIAL BY JURY OR TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT, OR OTHERWISE, BETWEEN LANDLORD AND TENANT ARISING OUT OF THIS LEASE OR ANY OTHER INSTRUMENT, DOCUMENT, OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH OR THE TRANSACTIONS RELATED HERETO.

        27.    Subordination.    This Lease and Tenant's interest and rights hereunder are and shall be subject and subordinate at all times to the lien of any mortgage, now existing or hereafter created on or against the Project or the Premises, and all amendments, restatements, renewals, modifications, consolidations, refinancing, assignments and extensions thereof, without the necessity of any further instrument or act on the part of Tenant. Tenant agrees, at the election of the holder of any such mortgage, to attorn to any such holder. Tenant agrees upon demand to execute, acknowledge and deliver such instruments, confirming such subordination and such instruments of attornment as shall be requested by any such holder. Notwithstanding the foregoing, any such holder may at any time subordinate its mortgage to this Lease, without Tenant's consent, by notice in writing to Tenant, and thereupon this Lease shall be deemed prior to such mortgage without regard to their respective dates of execution, delivery or recording and in that event such holder shall have the same rights with respect to this Lease as though this Lease had been executed prior to the execution, delivery and recording of such mortgage and had been assigned to such holder. The term "mortgage" whenever used in this Lease shall be deemed to include deeds of trust, security assignments and any other encumbrances, and any reference to the "holder" of a mortgage shall be deemed to include the beneficiary under a deed of trust.

        Notwithstanding anything contained herein to the contrary, Tenant shall not be obligated to subordinate the Lease or its interest therein to any future mortgage, deed of trust or ground lease on the Project unless concurrently with such subordination the holder of such mortgage or deed of trust or the ground lessor under such ground lease agrees not to disturb Tenant's possession of the Premises under the terms of the Lease in the event such holder or ground lessor acquires title to the Premises through foreclosure, deed in lieu of foreclosure or otherwise. Tenant shall be solely responsible for any fees or expenses charged by the holder of such mortgage or deed of trust in connection with the granting of such non-disturbance agreement.

        28.    Mechanic's Liens.    Tenant has no express or implied authority to create or place any lien or encumbrance of any kind upon, or in any manner to bind the interest of Landlord or Tenant in, the Premises or to charge the rentals payable hereunder for any claim in favor of any person dealing with

Tenant, including those who may furnish materials or perform labor for any construction or repairs. Tenant covenants and agrees that it will pay or cause to be paid all sums legally due and payable by it on account of any labor performed or materials furnished in connection with any work performed on the Premises and that it will save and hold Landlord harmless from all loss, cost or expense based on or arising out of asserted claims or liens against the leasehold estate or against the interest of Landlord in the Premises or under this Lease. Tenant shall give Landlord immediate written notice of the placing of any lien or encumbrance against the Premises and cause such lien or encumbrance to be discharged within 30 days of the filing or recording thereof; provided, however, Tenant may contest such liens or encumbrances as long as such contest prevents foreclosure of the lien or encumbrance and Tenant causes such lien or encumbrance to be bonded or insured over in a manner satisfactory to Landlord within such 30 day period.

        29.    Estoppel Certificates.    Tenant agrees, from time to time, within 10 days after request of Landlord, to execute and deliver to Landlord, or Landlord's designee, any estoppel certificate requested by Landlord, stating that this Lease is in full force and effect, the date to which rent has been paid, that Landlord is not in default hereunder (or specifying in detail the nature of Landlord's default), the termination date of this Lease and such other matters pertaining to this Lease as may be reasonably requested by Landlord. Tenant's obligation to furnish each estoppel certificate in a timely fashion is a material inducement for Landlord's execution of this Lease. No cure or grace period provided in this Lease shall apply to Tenant's obligations to timely deliver an estoppel certificate.

        30.    Environmental Requirements.    Except for Hazardous Material contained in products used by Tenant in de minimis quantities for (i) ordinary cleaning and office purposes or (ii) Tenant's normal business operations in connection with its lab operations, Tenant shall not permit or cause any party to bring any Hazardous Material upon the Premises or transport, store, use, generate, manufacture or release any Hazardous Material in or about the Premises without Landlord's prior written consent, which shall not be unreasonably withheld or delayed. Tenant, at its sole cost and expense, shall operate its business in the Premises in strict compliance with all Environmental Requirements and shall remediate in a manner satisfactory to Environmental Requirements any Hazardous Materials released on or from the Project by Tenant, its agents, employees, contractors, subtenants or invitees ("Tenant Contamination"). Tenant shall complete and certify to disclosure statements as requested by Landlord from time to time relating to Tenant's transportation, storage, use, generation, manufacture or release of Hazardous Materials on the Premises. The term "Environmental Requirements" means all applicable present and future statutes, regulations, ordinances, rules, codes, judgments, orders or other similar enactments of any governmental authority or agency regulating or relating to health, safety, or environmental conditions on, under, or about the Premises or the environment, including without limitation, the following: the Comprehensive Environmental Response, Compensation and Liability Act; the Resource Conservation and Recovery Act; and all state and local counterparts thereto, and any regulations or policies having the force of law promulgated or issued thereunder. The term "Hazardous Materials" means and includes any substance, material, waste, pollutant, or contaminant listed or defined as hazardous or toxic, under any Environmental Requirements, asbestos and petroleum, including crude oil or any fraction thereof, natural gas liquids, liquified natural gas, or synthetic gas usable for fuel (or mixtures of natural gas and such synthetic gas). As defined in Environmental Requirements, Tenant is and shall be deemed to be the "operator" of Tenant's "facility" and the "owner" of all Hazardous Materials brought on the Premises by Tenant, its agents, employees, contractors or invitees, and the wastes, by-products, or residues generated, resulting, or produced therefrom.

        Tenant shall indemnify, defend, and hold Landlord harmless from and against any and all losses (including, without limitation, diminution in value of the Premises or the Project and loss of rental income from (the Project), claims, demands, actions, suits, damages (including, without limitation, punitive damages), expenses (including, without limitation, remediation, removal, repair, corrective action, or cleanup expenses), and costs (including, without limitation, actual attorneys' fees, consultant fees or expert fees and including, without limitation, removal or management of any asbestos brought into the property by Tenant, its agents, employees, contractors, subtenants, assignees or invitees or disturbed by Tenant, its agents, employees, contractors, subtenants, assignees or invitees in breach of the requirements of this Paragraph 30, regardless of whether such removal or management is required by law) which are brought or recoverable against, or suffered or incurred by Landlord as a result of any release of Hazardous Materials for which Tenant is obligated to remediate as provided above or any other breach of the requirements under this Paragraph 30 by Tenant, its agents, employees, contractors, subtenants, assignees or invitees, regardless of whether Tenant had knowledge of such noncompliance. The obligations of Tenant under this Paragraph 30 shall survive any termination of this Lease.

        Landlord shall have access to, and a right to perform inspections and tests of, the Premises to determine Tenant's compliance with Environmental Requirements, its obligations under this Paragraph 30, or the environmental condition of the Premises. Access shall be granted to Landlord upon Landlord's prior notice to Tenant and at such times so as to minimize, so far as may be reasonable under the circumstances, any disturbance to Tenant's operations. Such inspections and tests shall be conducted at Landlord's expense, unless such inspections or tests reveal that Tenant has not complied with any Environmental Requirement, in which case Tenant shall reimburse Landlord for the reasonable cost of such inspection and tests. Landlord's receipt of or satisfaction with any environmental assessment in no way waives any rights that Landlord holds against Tenant.

        Notwithstanding anything to the contrary in this Paragraph 30, Tenant shall have no liability of any kind to Landlord as to Hazardous Materials on the Premises prior to Tenant's occupancy of the Premises or caused or permitted by (i) Landlord, its agents, employees, contractors or invitees; or (ii) any other tenants in the Project or their agents, employees, contractors, subtenants, assignees or invitees; or (iii) any other person or entity located outside of the Premises or the Project.

        31.    Rules and Regulations.    Tenant shall, at all times during the Lease Term and any extension thereof, comply with all reasonable rules and regulations at any time or from time to time established by Landlord covering use of the Premises and the Project. The current rules and regulations are attached hereto. In the event of any conflict between said rules and regulations and other provisions of this Lease, the other terms and provisions of this Lease shall control. Landlord shall not have any liability or obligation for the breach of any rules or regulations by other tenants in the Project.

        32.    Security Service.    Tenant acknowledges and agrees that, while Landlord may patrol the Project, Landlord is not providing any security services with respect to the Premises and that Landlord shall not be liable to Tenant for, and Tenant waives any claim against Landlord with respect to, any loss by theft or any other damage suffered or incurred by Tenant in connection with any unauthorized entry into the Premises or any other breach of security with respect to the Premises.

        33.    Force Majeure.    Except for monetary obligations, neither Landlord nor Tenant shall be held responsible for delays in the performance of its obligations hereunder when caused by strikes, lockouts, labor disputes, acts of God, inability to obtain labor or materials or reasonable substitutes therefor, governmental restrictions, governmental regulations, governmental controls, delay in issuance of permits, enemy or hostile governmental action, civil commotion, fire or other casualty, and other causes beyond the reasonable control of Landlord or Tenant, as the case may be ("Force Majeure").

        34.    Entire Agreement.    This Lease constitutes the complete agreement of Landlord and Tenant with respect to the subject matter hereof. No representations, inducements, promises or agreements, oral or written, have been made by Landlord or Tenant, or anyone acting on behalf of Landlord or Tenant, which are not contained herein, and any prior agreements, promises, negotiations, or representations are superseded by this Lease. This Lease may not be amended except by an instrument in writing signed by both parties hereto.

        35.    Severability.    If any clause or provision of this Lease is illegal, invalid or unenforceable under present or future laws, then and in that event, it is the intention of the parties hereto that the remainder of this Lease shall not be affected thereby. It is also the intention of the parties to this Lease that in lieu of each clause or provision of this Lease that is illegal, invalid or unenforceable, there be added, as a part of this Lease, a clause or provision as similar in terms to such illegal, invalid or unenforceable clause or provision as may be possible and be legal, valid and enforceable.

        36.    Brokers.    Each party represents and warrants to the other that it has dealt with no broker, agent or other person in connection with this transaction and that no broker, agent or other person brought about this transaction, other than the broker, if any, set forth on the first page of this Lease, and each party agrees to indemnify and hold the other harmless from and against any claims by any other broker, agent or other person claiming a commission or other form of compensation by virtue of having dealt with the indemnifying party with regard to this leasing transaction. Landlord hereby acknowledges and agrees that the broker referenced on Page One of this Lease shall be entitled to a leasing commission from Landlord by virtue of this Lease, which leasing commission shall be deemed earned and shall be paid by Landlord to said broker in accordance with, and subject to the terms of, a separate written agreement.

        37.    Miscellaneous.    (a) Any payments or charges due from Tenant to Landlord hereunder shall be considered rent for all purposes of this Lease.

        (b)   If and when included within the term "Tenant," as used in this instrument, there is more than one person, firm or corporation, each shall be jointly and severally liable for the obligations of Tenant.

        (c)   All notices required or permitted to be given under this Lease shall be in writing and shall be sent by registered or certified mail, return receipt requested, or by a reputable national overnight courier service, postage prepaid, or by hand delivery addressed to the parties at their addresses below, and with a copy sent to Landlord at 14100 East 35th Place, Aurora, Colorado 80011. Either party may by notice given aforesaid change its address for all subsequent notices. Except where otherwise expressly provided to the contrary, notice shall be deemed given upon delivery.

        (d)   Except as otherwise expressly provided in this Lease or as otherwise required by law, Landlord retains the absolute right to withhold any consent or approval.

        (e)   At Landlord's request from time to time Tenant shall furnish Landlord with true and complete copies of its most recent annual and quarterly financial statements prepared by Tenant or Tenant's accountants and any other financial information or summaries that Tenant typically provides to its lenders or shareholders. Landlord hereby agrees to keep such financial information confidential in accordance with, and subject to the terms of, a separate written confidentiality agreement between Landlord and Tenant.

        (f)    Neither this Lease nor a memorandum of lease shall be filed by or on behalf of Tenant in any public record. Landlord may prepare and file, and upon request by Landlord Tenant will execute, a memorandum of lease.

        (g)   The normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Lease or any exhibits or amendments hereto.

        (h)   The submission by Landlord to Tenant of this Lease shall have no binding force or effect, shall not constitute an option for the leasing of the Premises, nor confer any right or impose any obligations upon either party until execution of this Lease by both parties.

        (i)    Words of any gender used in this Lease shall be held and construed to include any other gender, and words in the singular number shall be held to include the plural, unless the context otherwise requires. The captions inserted in this Lease are for convenience only and in no way define, limit or otherwise describe the scope or intent of this Lease, or any provision hereof, or in any way affect the interpretation of this Lease.

        (j)    Any amount not paid by Tenant within 5 days after its due date in accordance with the terms of this Lease shall bear interest from such due date until paid in full at the lesser of the highest rate permitted by applicable law or 15 percent per year. It is expressly the intent of Landlord and Tenant at all times to comply with applicable law governing the maximum rate or amount of any interest payable on or in connection with this Lease. If applicable law is ever judicially interpreted so as to render usurious any interest called for under this Lease, or contracted for, charged, taken, reserved, or received with respect to this Lease, then it is Landlord's and Tenant's express intent that all excess amounts theretofore collected by Landlord be credited on the applicable obligation (or, if the obligation has been or would thereby be paid in full, refunded to Tenant), and the provisions of this Lease immediately shall be deemed reformed and the amounts thereafter collectible hereunder reduced, without the necessity of the execution of any new document, so as to comply with the applicable law, but so as to permit the recovery of the fullest amount otherwise called for hereunder.

        (k)   Construction and interpretation of this Lease shall be governed by the laws of the state in which the Project is located, excluding any principles of conflicts of laws.

        (l)    Time is of the essence as to the performance of Tenant's obligations under this Lease.

        (m)  All exhibits and addenda attached hereto are hereby incorporated into this Lease and made a part hereof. In the event of any conflict between such exhibits or addenda and the terms of this Lease, such exhibits or addenda shall control.

        38.    Landlord's Lien/Security Interest.    Provided Tenant is not in default under the Lease, Landlord, at the request of Tenant, agrees to subordinate Landlord's lien arising under the Lease against Tenant's property located on the Premises. Such subordination shall be required only if the lender shall be a bank or other financial institution or the vendor of Tenant's equipment or a financing entity related to such vendor and shall be subject to such conditions as Landlord may reasonably require. Tenant shall reimburse Landlord for all reasonable out-of-pocket expenses incurred by Landlord in negotiating and executing such agreement with Tenant's lender.

        39.    Limitation of Liability of Trustees, Shareholders, and Officers of ProLogis.    Any obligation or liability whatsoever of ProLogis, a Maryland real estate investment trust, which may arise at any time under this Lease or any obligation or liability which may be incurred by it pursuant to any other instrument, transaction, or undertaking contemplated hereby shall not be personally binding upon, nor shall resort for the enforcement thereof be had to the property of, its trustees, directors, shareholders, officers, employees or agents, regardless of whether such obligation or liability is in the nature of contract, tort, or otherwise.

        40.    Lease Contingency.    The effectiveness of this Lease is contingent upon a fully executed Lease Surrender Agreement by and between Landlord and Cisco Systems Inc. ("Cisco"), the existing tenant in the Premises, and KLA Tencor Corporation ("KLA"), the existing subtenant in the Premises. Notwithstanding anything to the contrary contained in this Lease, in the event that such Lease Surrender Agreement is not fully executed by Landlord, Cisco and KLA within 30 days following the full execution of this Lease, Tenant shall have the right, but not the obligation, thereupon to cease and terminate this Lease (in which case Landlord shall immediately return the Security Deposit existing under this Lease as of the date thereof) and each of the parties hereto shall be released and discharged from all liability and responsibility under the Lease, including without limitation, any expenditure of any sum or incurring of any liability of Tenant for merchandise, fixtures, equipment, labor, materials or otherwise. Notwithstanding the foregoing (but subject to Tenant's termination right in this Paragraph 40), in the event that the termination of the Cisco Lease and KLA Sublease for the Premises is not effective as of March 31, 2003 (subject to Tenant-caused delays), the Commencement

Date of this Lease shall be extended on a per diem basis for every day of delay beyond March 31, 2003 until the date that Landlord gains repossession of the Premises.

        41.    Termination of Existing Lease.    Landlord and Tenant are currently parties to an existing lease dated March 29, 2000 under the terms of which Tenant leases space from Landlord located at 47709 Fremont Boulevard, Fremont, California ("Other Lease") which is due to expire on April 30, 2005. In order to facilitate Tenant's move from the space occupied under the Other Lease to the Premises, Landlord and Tenant hereby agree that effective as of the Commencement Date, the Other Lease shall be amended as follows:

  (i)
  Upon the date which is 30 days following the Commencement Date of this Lease ("Other Lease Termination Date"), the Other Lease shall terminate;

  (ii)
  Tenant shall not be required to pay any Base Rent or Operating Expenses under the Other Lease for the period between the Commencement Date and the Other Lease Termination Date; provided, however, that any holdover of Tenant beyond the Other Lease Termination Date as a result of Tenant's failure to vacate and surrender the Premises (as defined in the Other Lease) on or before the Other Lease Termination Date shall be considered a "Holdover" under the Other Lease and Tenant shall be liable for all costs and penalties under the Holdover provisions of the Other Lease on the terms and conditions set forth in the Other Lease;,

  (iii)
  Effective as of the Other Lease Termination Date, Landlord and Tenant shall be relieved of all obligations accruing under the Other Lease excluding (subject to subsection (ii) above) any surrender, indemnity or payment obligations accruing under the Other Lease prior to the effective date of such termination.

  (iv)
  Upon the release of the Substitute Security Deposit (as defined below) to Tenant on the terms and conditions described below (or so much of such Substitute Security Deposit as remains after application of any amounts permitted to be applied by Landlord under the terms of the Other Lease), Tenant shall, except with respect to obligations to indemnify Landlord under the Other Lease with respect to any third party claims, be released from any and all obligations under the Other Lease. In giving this release, Landlord expressly waives the benefit of any statutory provision or decisional law, if any, that would preclude the extension of this release to claims which Landlord did not know or suspect to exist at the time of execution of this Agreement, which, if known by Landlord, may have materially affected the giving of this release including the provisions of California Civil Code Section 1542 which provide: "Section 1542. (General Release—Claims Extinguished.) A general release does not extend to claims which the creditor does not know or suspect to exist in this favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor."

  (v)
  Further, the parries hereby agree and confirm that, as a result of the fact that Tenant's Letter of Credit under the Other Lease will expire on or about March 19, 2003, that Tenant shall amend and renew said Letter of Credit to be delivered to Landlord no later than March 19, 2003 and which shall be effective for the purposes of this Lease as of March 20, 2003 and shall not be applicable to the Other Lease, and that the Other Lease shall be amended hereby to provide that the cash portion of the security deposit to be provided under this Lease shall also be the Security Deposit for the Other Lease ("Substitute Security Deposit") and that Tenant shall be required, in the event Landlord draws down the Substitute Security Deposit under this Lease or the Other Lease to replenish such security deposit on the terms and conditions of this Lease and the Other Lease. Landlord shall be required to provide to Tenant, in writing, no later than sixty (60) days following the Other Lease Termination Date, that Landlord is agreeing to release the Substitute Security Deposit (which cash amount shall remain the Security Deposit under this Lease), or if not, to state any outstanding claims with respect to the Substitute Security Deposit and the Other Lease.

        IN WITNESS WHEREOF, Landlord and Tenant have executed this Lease as of the day and year first above written.

TENANT:		LANDLORD:
IKANOS COMMUNICATIONS PROLOGIS
By:	/s/ JOHN W. LUHTALA	By:	/s/ W. SCOTT LAMSON
Name:	John W. Luhtala	Name:	W. Scott Lamson
Title:	VP & CFO	Title:	First Vice President
Address:		Address:
47709 Fremont Blvd.		47775 Fremont Blvd.
Fremont, CA 94538		Fremont, CA 94538

Rules and Regulations

1.
The sidewalk, entries, and driveways of the Project shall not be obstructed by Tenant, or its agents, or used by them for any purpose other than ingress and egress to and from the Premises.

2.
Tenant shall not place any objects, including antennas, outdoor furniture, etc., in the parking areas, landscaped areas or other areas outside of its Premises, or on the roof of the Project.

3.
Except for seeing-eye dogs, no animals shall be allowed in the offices, halls, or corridors in the Project.

4.
Tenant shall not disturb the occupants of the Project or adjoining buildings by the use of any radio or musical instrument or by the making of loud or improper noises.

5.
If Tenant desires telegraphic, telephonic or other electric connections in the Premises, Landlord or its agent will direct the electrician as to where and how the wires may be introduced; and, without such direction, no boring or cutting of wires will be permitted. Any such installation or connection shall be made at Tenant's expense.

6.
Tenant shall not install or operate any steam or gas engine or boiler, or other mechanical apparatus in the Premises, except as specifically approved in the Lease. The use of oil, gas or inflammable liquids for heating, lighting or any other purpose is expressly prohibited. Explosives or other articles deemed extra hazardous shall not be brought into the Project.

7.
Parking any type of recreational vehicles is specifically prohibited on or about the Project. Except for the overnight parking of operative vehicles, no vehicle of any type shall be stored in the parking areas at any time. In the event that a vehicle is disabled, it shall be removed within 48 hours. There shall be no "For Sale" or other advertising signs on or about any parked vehicle. All vehicles shall be parked in the designated parking areas in conformity with all signs and other markings. All parking will be open parking, and no reserved parking, numbering or lettering of individual spaces will be permitted except as specified by Landlord.

8.
Tenant shall maintain the Premises free from rodents, insects and other pests.

9.
Landlord reserves the right to exclude or expel from the Project any person who, in the judgment of Landlord, is intoxicated or under the influence of liquor or drugs or who shall in any manner do any act in violation of the Rules and Regulations of the Project.

10.
Tenant shall not cause any unnecessary labor by reason of Tenant's carelessness or indifference in the preservation of good order and cleanliness. Landlord shall not be responsible to Tenant for any loss of property on the Premises, however occurring, or for any damage done to the effects of Tenant by the janitors or any other employee or person.

11.
Tenant shall give Landlord prompt notice of any defects in the water, lawn sprinkler, sewage, gas pipes, electrical lights and fixtures, heating apparatus, or any other service equipment affecting the Premises.

12.
Tenant shall not permit storage outside the Premises, including without limitation, outside storage of trucks and other vehicles, or dumping of waste or refuse or permit any harmful materials to be placed in any drainage system or sanitary system in or about the Premises.

13.
All moveable trash receptacles provided by the trash disposal firm for the Premises must be kept in the trash enclosure areas, if any, provided for that purpose.

14.
No auction, public or private, will be permitted on the Premises or the Project.

15.
No awnings shall be placed over the windows in the Premises except with the prior written consent of Landlord.

16.
The Premises shall not be used for lodging, sleeping or cooking or for any immoral or illegal purposes or for any purpose other than that specified in the Lease. No gaming devices shall be operated in the Premises.

17.
Tenant shall ascertain from Landlord the maximum amount of electrical current which can safely be used in the Premises, taking into account the capacity of the electrical wiring in the Project and the Premises and the needs of other tenants, and shall not use more than such safe capacity. Landlord's consent to the installation of electric equipment shall not relieve Tenant from the obligation not to use more electricity than such safe capacity.

18.
Tenant assumes full responsibility for protecting the Premises from theft, robbery and pilferage.

19.
Tenant shall not install or operate on the Premises any machinery or mechanical devices of a nature not directly related to Tenant's ordinary use of the Premises and shall keep all such machinery free of vibration, noise and air waves which may be transmitted beyond the Premises.

ADDENDUM 1

BASE RENT ADJUSTMENTS

ATTACHED TO AND A PART OF THE LEASE AGREEMENT
DATED March 27th, 2003, BETWEEN
PROLOGIS
and
IKANOS COMMUNICATIONS

        Base Rent shall equal the following amounts for the respective periods set forth below:

Period	Monthly Base Rent
Commencement Date through 75 days following the Commencement Date	$0.00
Commencing on the 76th day following the Commencement Date through September 30, 2003	$38,831.00
October 1, 2003 through June 30, 2005	$39,554.00
July 1, 2005 through April 30, 2006	$35,403.00
May 1, 2006 through April 30, 2007	$36,521.00
May 1, 2007 through March 31, 2008	$37,639.00

ADDENDUM 2

ONE RENEWAL OPTION AT 95% OF MARKET
(BASEBALL ARBITRATION)

ATTACHED TO AND A PART OF THE LEASE AGREEMENT
DATED March 27th, 2003, BETWEEN
PROLOGIS
and
IKANOS COMMUNICATIONS

        (a)   Provided that as of the time of the giving of the Extension Notice and the Commencement Date of the Extension Term, (x) Tenant is the Tenant originally named herein (or a Tenant Affiliate or a party to a Permitted Transfer), (y) Tenant (or a Tenant Affiliate or a party to a Permitted Transfer) actually occupies all of the Premises initially demised under this Lease and any space added to the Premises, and (z) no Event of Default exists or would exist but for the passage of time or the giving of notice, or both; then Tenant shall have the right to extend the Lease Term for an additional term of 3 years (such additional term is hereinafter called the "Extension Term") commencing on the day following the expiration of the Lease Term (hereinafter referred to as the "Commencement Date of the Extension Term"). Tenant shall give Landlord notice (hereinafter called the "Extension Notice") of its election to extend (he term of the Lease Term at least 6 months, but not more than 9 months, prior to the scheduled expiration date of the Lease Term.

        (b)   The Base Rent payable by Tenant to Landlord during the Extension Term shall be the greater of:

            (i)  the Base Rent in effect on the expiration of the Lease Term (if the Base Rent is stated as an annual or other periodic rate, adjusted for the length of the Lease Term), and

           (ii)  95% of the Fair Market Rent, as defined and determined pursuant to Paragraphs (c), (d), and (e) below.

        (c)   The term "Fair Market Rent" shall mean the Base Rent, expressed as an annual rent per square foot of floor area, which Landlord would have received from leasing the Premises for the Extension Term to an unaffiliated person which is not then a tenant in the Project, assuming that such space were to be delivered in "as-is" condition, and taking into account the rental which such other tenant would most likely have paid for such premises, including market escalations but excluding improvements installed in the Premises at the sole cost and expense of Tenant, provided that Fair Market Rent shall not in any event be less than the Base Rent for the Premises as of the expiration of the Lease Term. Fair Market Rent shall not be reduced by reason of any costs or expenses saved by Landlord by reason of Landlord's not having to find a new tenant for the Premises (including without limitation brokerage commissions, cost of improvements necessary to prepare the space for such tenant's occupancy, rent concession, or lost rental income during any vacancy period). Fair Market Rent means only the rent component defined as Base Rent in the Lease and does not include reimbursements and payments by Tenant to Landlord with respect to Operating Expenses and other items payable or reimbursable by Tenant under the Lease. In addition to its obligation to pay Base Rent (as determined herein), Tenant shall continue to pay and reimburse Landlord as set forth in the Lease with respect to such operating expenses and other items with respect to the Premises during the Extension Term. The arbitration process described below shall be limited to the determination of the Base Rent and shall not affect or otherwise reduce or modify the Tenant's obligation to pay or reimburse Landlord for such operating expenses and other reimbursable items.

        (d)   Landlord shall notify Tenant of its determination of the Fair Market Rent (which shall be made in Landlord's sole discretion and shall in any event be not less than the Base Rent in effect as of the expiration of the Lease Term) for the Extension Term, and Tenant shall advise Landlord of any objection within 10 days of receipt of Landlord's notice. Failure to respond within the 10-day period shall constitute Tenant's acceptance of such Fair Market Rent. If Tenant objects, Landlord and Tenant shall commence negotiations to attempt to agree upon the Fair Market Rent within 30 days of Landlord's receipt of Tenant's notice. If the parties cannot agree, each acting in good faith but without any obligation to agree, then the Lease Term shall not be extended and shall terminate on its scheduled termination date and Tenant shall have no further right hereunder or any remedy by reason of the parties' failure to agree unless Tenant or Landlord invokes the arbitration procedure provided below to determine the Fair Market Rent.

        (e)   Arbitration to determine the Fair Market Rent shall be in accordance with the Real Estate Valuation Arbitration Rules of the American Arbitration Association. Unless otherwise required by state law, arbitration shall be conducted in the metropolitan area where the Project is located by a single arbitrator unaffiliated with either party. Either party may elect to arbitrate by sending written notice to the other party and the Regional Office of the American Arbitration Association within 5 days after the 30-day negotiating period provided in Paragraph (d), invoking the binding arbitration provisions of this paragraph. Landlord and Tenant shall each submit to the arbitrator their respective proposal of Fair Market Rent. The arbitrator must choose between the Landlord's proposal and the Tenant's proposal and may not compromise between the two or select some other amount. Notwithstanding any other provision herein, the Fair Market Rent determined by the arbitrator shall not be less than, and the arbitrator shall have no authority to determine a Fair Market Rent less than, the Base Rent in effect as of the scheduled expiration of the Lease Term. The cost of the arbitration shall be paid by Landlord if the Fair Market Rent is that proposed by Landlord and by Tenant if the Fair Market Rent is that proposed by Tenant; and shall be borne equally otherwise. If the arbitrator has not determined the Fair Market Rent as of the end of the Lease Term, Tenant shall pay 105 percent of the Base Rent in effect under the Lease as of the end of the Lease Term until the Fair Market Rent is determined as provided herein. Upon such determination, Landlord and Tenant shall make the appropriate adjustments to the payments between them.

        (f)    The parties consent to the jurisdiction of any appropriate court to enforce the arbitration provisions of this Addendum and to enter judgment upon the decision of the arbitrator.

        (g)   Except for the Base Rent as determined above, Tenant's occupancy of the Premises during the Extension Term shall be on the same terms and conditions as are in effect immediately prior to the expiration of the initial Lease Term; provided, however, Tenant shall have no further right to extend the Lease Term pursuant to this addendum or to any allowances, credits or abatements or options to expand, contract, renew or extend the Lease.

        (h)   If Tenant does not send the Extension Notice within the period set forth in Paragraph (a), Tenant's right to extend the Lease Term shall automatically terminate. Time is of the essence as to the giving of the Extension Notice and the notice of Tenant's objection under Paragraph (d).

        (i)    Landlord shall have no obligation to refurbish or otherwise improve the Premises for the Extension Term. The Premises shall be tendered on the Commencement Date of the Extension Term in "as-is" condition.

        (j)    If the Lease is extended for the Extension Term, then Landlord shall prepare and Tenant shall execute an amendment to the Lease confirming the extension of the Lease Term and the other provisions applicable thereto.

        (k)   If Tenant exercises its right to extend the term of the Lease for the Extension Term pursuant to this Addendum, the term "Lease Term" as used in the Lease, shall be construed to include, when practicable, the Extension Term except as provided in (g) above.

ADDENDUM 3

CANCELLATION OPTION

ATTACHED TO AND A PART OF THE LEASE AGREEMENT
DATED March 27th, 2003, BETWEEN
PROLOGIS
and
IKANOS COMMUNICATIONS

        Provided no Event of Default shall then exist and no condition shall then exist which with the passage of time or giving of notice, or both, would constitute an Event of Default, Tenant shall have the right with no less than 6 months' prior written notice (the "Termination Notice") to elect to terminate this Lease effective on the last day of the 36th full calendar month of the Lease Term.

        If Tenant elects to terminate this Lease pursuant to the immediately preceding sentence, the effectiveness of such termination shall be conditioned upon Tenant paying to Landlord $300,000 contemporaneously with Tenant's delivery of the Termination Notice to Landlord. Such amount is consideration for Tenant's option to terminate and shall not be applied to rent or any other obligation of Tenant. Landlord and Tenant shall be relieved of all obligations accruing under this Lease after the effective date of such termination but not any obligations accruing under the Lease prior to the effective date of such termination.

EXHIBIT A

BAYSIDE CORPORATE CENTER

EXHIBIT B

[Silicon Valley Bank LOGO]

AMENDMENT NO. 1 TO OUR IRREVOCABLE
STANDBY LETTER OF CREDIT NO. SVB00IS2192.

DATE: OCTOBER 12, 2001

BENEFICIARY
 PROLOGIS TRUST
A MARYLAND REALTY ESTATE INVESTMENT TRUST
47775 FREMONT BLVD.
FREMONT, CA 94538

APPLICANT
 IKANOS COMMUNICATIONS
46704 FREMONT BLVD.
FREMONT, CA 94538

LADIES/GENTLEMEN:

        ON BEHALF OF OUR CUSTOMER, VELOCITY COMMUNICATION, WE HEREBY AMEND OUR IRREVOCABLE STANDBY LETTER OF CREDIT NO. SVB00IS2192 DATED MARCH 3, 2000 ("LETTER OF CREDIT") AS FOLLOWS:

    APPLICANT'S NAME NOW TO READ: "IKANOS COMMUNICATIONS"
    THEREFORE, ANY REFERENCES MADE TO VELOCITY COMMUNICATION IS TO NOW READ "IKANOS COMMUNICATIONS".

        ALL OTHER TERMS AND CONDITIONS REMAIN UNCHANGED.

        THIS AMENDMENT IS AN INTEGRAL PART OF THE ORIGINAL LETTER OF CREDIT AND MUST BE ATTACHED THERETO.

SILICON VALLEY BANK

/s/ EVELIO G. BARAIRO AUTHORIZED SIGNATURE Evelio G. Barairo	/s/ JOHN M. DOSSANTOS AUTHORIZED SIGNATURE John M. Dossantos

1

IRREVOCABLE STANDBY LETTER OF CREDIT NO. SVB00IS2192

DATE: MARCH 3, 2000

BENEFICIARY:
PROLOGIS TRUST,
A MARYLAND REAL ESTATE INVESTMENT TRUST
47775 FREMONT BLVD.
FREMONT, CA 94538
AS "LANDLORD"

APPLICANT:
VELOCITY COMMUNICATION
46704 FREMONT BLVD.
FREMONT, CA 94538
AS "TENANT"

AMOUNT: US$95,308.00 (NINETY FIVE THOUSAND THREE HUNDRED EIGHT AND NO/100 U.S. DOLLARS)

EXPIRATION DATE: APRIL 30, 2001

LOCATION: AT OUR COUNTERS IN SANTA CLARA, CALIFORNIA

DEAR SIR/MADAM:

        WE HEREBY ESTABLISH OUR IRREVOCABLE STANDBY LETTER OF CREDIT NO. SVB00IS2192 IN YOUR FAVOR AVAILABLE BY YOUR DRAFTS DRAWN ON US AT SIGHT AND ACCOMPANIED BY THE FOLLOWING DOCUMENTS:

1.
THE ORIGINAL OF THIS LETTER OF CREDIT AND ALL AMENDMENT(S), IF ANY.

2.
A DATED CERTIFICATION SIGNED BY AN AUTHORIZED OFFICER OF THE BENEFICIARY, FOLLOWED BY ITS DESIGNATED TITLE, STATING THE FOLLOWING:

    "VELOCITY COMMUNICATION ("TENANT") HAS CAUSED AN EVENT OF DEFAULT TO OCCUR IN ACCORDANCE WITH THE TERMS AND CONDITIONS OF THAT CERTAIN LEASE AGREEMENT DATED                        [INSERT DATE] EXECUTED BY AND BETWEEN TENANT AND PROLOGIS TRUST ("LANDLORD") AND TENANT HAS FAILED TO CURE THE DEFAULT AS OF THE DATE OF THIS DRAWING."

        PARTIAL DRAWS ARE ALLOWED. THIS LETTER OF CREDIT MUST ACCOMPANY ANY DRAWINGS HEREUNDER FOR ENDORSEMENT OF THE DRAWING AMOUNT AND WILL BE RETURNED TO THE BENEFICIARY UNLESS IT IS FULLY UTILIZED.

2

IRREVOCABLE STANDBY LETTER OF CREDIT NO. SVB00IS2192

DATE: MARCH 3, 2000

        THIS LETTER OF CREDIT SHALL BE AUTOMATICALLY EXTENDED FOR AN ADDITIONAL PERIOD OF ONE YEAR, WITHOUT AMENDMENT, FROM THE PRESENT OR EACH FUTURE EXPIRATION DATE UNLESS, AT LEAST THIRTY (30) DAYS PRIOR TO THE THEN CURRENT EXPIRATION DATE WE NOTIFY YOU BY REGISTERED MAIL/OVERNIGHT COURIER SERVICE AT THE ABOVE ADDRESS THAT THIS LETTER OF CREDIT WILL NOT BE EXTENDED BEYOND THE THEN CURRENT EXPIRATION DATE. BUT IN ANY EVENT NOT BEYOND APRIL 30, 2005, WHICH SHALL BE THE FINAL EXPIRATION DATE OF THIS LETTER OF CREDIT.

        DRAFT(S) AND DOCUMENTS MUST INDICATE THE NUMBER AND DATE OF THIS LETTER OF CREDIT.

        DOCUMENTS MUST BE FORWARDED TO US BY OVERNIGHT DELIVERY SERVICE TO: SILICON VALLEY BANK. 3003 TASMAN DRIVE, SANTA CLARA CA 95054, ATTN: INTERNATIONAL DIVISION.

        WE HEREBY AGREE WITH THE DRAWERS, ENDORSERS AND BONAFIDE HOLDERS THAT THE DRAFTS DRAWN UNDER AND IN ACCORDANCE WITH THE TERMS AND CONDITIONS OF THIS LETTER OF CREDIT SHALL BE DULY HONORED UPON PRESENTATION TO THE DRAWEE, IF NEGOTIATED ON OR BEFORE THE EXPIRATION DATE OF THIS CREDIT.

        THIS LETTER OF CREDIT IS SUBJECT TO THE UNIFORM CUSTOMS AND PRACTICE FOR DOCUMENTARY CREDITS (1993 REVISION), INTERNATIONAL CHAMBER OF COMMERCE, PUBLICATION NO. 500.

/s/ [ILLEGIBLE] AUTHORIZED SIGNATURE	/s/ [ILLEGIBLE] AUTHORIZED SIGNATURE

3

EXHIBIT C
Sign Criteria

BAYSIDE CORPORATE CENTER

WINDOW IDENTIFICATION SIGNS:

        Each Tenant will be allowed one window sign placed either to the left or the right of the entrance door, whichever provides the best visibility.

        Company names, logos or symbols will be allowed in this area-color and size to be determined by the Tenant. All other copy in this area except for logos or symbols will be mat white vinyl pressure sensitive letters.

        Copy must start at 5' from grade, working down to no more than 3 1/2' from grade. Sign layout including copy, sizes and color must be approved by the building management. Management reserves the right to deny any copy or color it considers unsuitable.

        One security decal only may be applied to the front door glass in the lower corner if the Tenant so desires. All exterior alarm bells are to be mounted to the rear of the building only.

DIRECTORY SIGN IDENTIFICATION:

        A monument directory sign has been provided for each building. If only one Tenant occupies an entire building, that Tenant shall be allowed to utilize the entire directory sign area for their pressure sensitive, Pearl Gray vinyl letters with a letter height suitable for the area allowed, and logo if so desired, also in Pearl Gray.

        If two or more Tenants occupy a building, signs shall be shared equally by the number of tenants within the building, utilizing pressure sensitive, matte, Pearl Gray vinyl letters with a letter height suitable for the area allowed. A logo will be allowed if so desired, to the left of the company name also in Pearl Gray. A thin line will divide the areas between tenants.

REAR LOADING SIGNS:

        Each Tenant will be allowed to identify its rear door for shipping and receiving purposes. The company name shall be placed on a 36" × 24" aluminum panel adjacent to the rear doors.

        Copy shall consist of medium gray vinyl capital letters only in Futura Bold style. Company names and logos only are allowed.

        Management reserves the right to deny any copy it considers unsuitable. Layout is to be approved by building management. The cost of all lettering and logos will be the responsibility of the Tenant. No other signs are allowed in the windows or doors.

[Prologis LOGO]

EXHIBIT D
FLOOR PLAN

QuickLinks

  Exhibit 10.5
LEASE AGREEMENT
EXHIBIT A BAYSIDE CORPORATE CENTER
EXHIBIT B
EXHIBIT C Sign Criteria BAYSIDE CORPORATE CENTER
EXHIBIT D FLOOR PLAN